UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 14, 2007 (November 12, 2007)
THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-12227 (Commission File Number)	72-110616 (IRS Employer Identification No.)
4171 Essen Lane, Baton Rouge, Louisiana 70809
(Address of principal executive offices and zip code)
(225) 932-2500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
In connection with a review of the Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended August 31, 2006 of The Shaw Group Inc. (the “Company”), the Company’s Quarterly Report on Form 10-Q/A (Amendment No. 1) for the three months ended November 30, 2006 (the “2007 Form 10-Q/A”), and the Company’s Quarterly Reports on Form 10-Q for the three months ended February 28, 2007 and May 31, 2007, the Staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Staff”) issued a letter in which the Staff commented on certain items in the Company’s consolidated financial statements. Specifically, the Staff’s comments addressed certain charges primarily recorded and disclosed in the Company’s 2007 Form 10-Q/A as of November 30, 2006 that related to fiscal years 2005 and 2006. Accordingly, the previously reported net earnings for fiscal years 2005 and 2006 will be reduced by approximately $0.5 million and $0.8 million, respectively, and the previously reported net loss for the nine months ended May 31, 2007 will be reduced by approximately $1.9 million. The Company also anticipates making an approximate $1.6 million reduction to net earnings in periods prior to 2005 to correct the accounting for certain office leases. The adjustments to fiscal years 2005 and 2006 include previously disclosed adjustments of $1.6 million after tax charge for certain deferred costs deemed unrecoverable and $1.5 million in after tax charges associated with individually insignificant changes to cost forecasts on projects, partially offset by the provision for income taxes ($2.0 million) and earnings from unconsolidated entities ($0.6 million). The remaining adjustments are less significant and affect miscellaneous accounts.
As a result of its discussions with the Staff regarding the appropriate periods in which to reflect these adjustments, the Company will be amending its financial statements for fiscal years 2005 and 2006 and the first three fiscal quarters of 2007. These restatements will be contained within the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2007 (the “2007 Form 10-K”). The Company will not be amending its periodic reports for the prior periods.
As a result of the discussions described above, on November 12, 2007, the Company’s management and the Audit Committee of the Company’s Board of Directors concluded that (1) the Company’s previously issued financial statements and any related reports of its independent registered public accounting firms for (a) the fiscal year ended August 31, 2005, (b) the fiscal year ended August 31, 2006 and (c) each of the three month periods ending November 30, 2006, February 28, 2007 and May 31, 2007 should no longer be relied upon; (2) the Company’s earnings and press releases and similar communications should no longer be relied upon to the extent that they relate to these financial statements; (3) the Company’s financial statements for the fiscal years ended August 31, 2005 and August 31, 2006 and the three month periods ending November 30, 2006, February 28, 2007 and May 31, 2007 should be restated to reflect the changes discussed above; and (4) the restatement of these financial statements will be set forth in the Company’s 2007 Form 10-K when it is filed.
The Company’s management has discussed the matters described in this Current Report on Form 8-K with KPMG LLP and Ernst & Young LLP, the Company’s current and former independent registered public accounting firms, respectively. The amounts described above remain subject to audit. The Company anticipates that it will complete the 2007 Form 10-K, which will include the restatements of the relevant prior periods, by mid-December 2007.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed as an Exhibit 99.1 to this Current Report on Form 8-K.

99.1	Text of The Shaw Group Inc. Press Release, dated November 14, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC. (Registrant)
Date: November 14, 2007	By:	/s/ Clifton S. Rankin
Clifton S. Rankin
General Counsel and Corporate Secretary

THE SHAW GROUP INC.
EXHIBIT INDEX
Form 8-K
November 14, 2007

Exhibit Number	Description	Page No.
99.1	Text of The Shaw Group Inc. Press Release, dated November 14, 2007.